As filed with the Securities and Exchange Commission on August 5, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SeaWorld Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1220297 (I.R.S. Employer Identification Number)

6240 Sea Harbor Drive

Orlando, Florida 32821

Telephone: (407) 226-5011

(Address, including zip code, and telephone number, including area code, of principal executive offices)

SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

G. Anthony (Tony) Taylor, Esq.

Chief Legal Officer, General Counsel and Corporate Secretary

6240 Sea Harbor Drive
Orlando, Florida 32821

(407) 226-5011

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.       ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates solely to the offer of 1,000,000 shares of SeaWorld Entertainment, Inc. (the “Company” or the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), that may be purchased by certain employees of the Company on the open market as part of a compensation program in which such shares of Common Stock, following their purchase on the open market, may be matched by the Company (based on a matching formula to be determined from time to time) with grants of options to acquire Common Stock issuable under the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan (the “Plan”) and previously registered on the Form S-8 (File No. 333-188010) filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2013, as subsequently amended by Post-Effective Amendment No. 1 to the Form S-8 filed with the Commission on June 28, 2017 (together, the “Plan S-8”), subject to certain limitations and requirements.

The number of shares of Common Stock of the Company authorized for issuance in connection with awards under the Plan is not modified by the filing of this Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Plan S-8 are incorporated by reference into this Registration Statement, except that certain provisions contained in such earlier registration statement, as amended, are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 28, 2022;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 6, 2022;
(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Commission on August 5, 2022;

(4)

The Company’s Current Report on Form 8-K, filed with the Commission on March 4, 2022; the Company’s Current Report on Form 8-K, filed with the Commission on March 11, 2022; the Company’s second Current Report on Form 8-K, filed with the Commission on March 11, 2022; the Company’s Current Report on Form 8-K, filed with the Commission on May 11, 2022; the Company’s Current Report on Form 8-K, filed with the Commission on June 14, 2022; and the Company’s Current Report on Form 8-K, filed with the Commission on June 17, 2022; and

(4)	the description of the Common Stock, which is contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-35883).

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1

Amended and Restated Certificate of Incorporation of SeaWorld Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 24, 2013 (File No. 001-35883)).

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of SeaWorld Entertainment, Inc., effective June 15, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2016 (File No. 001-35883)).

4.3	Third Amended and Restated Bylaws of SeaWorld Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2017 (File No. 001-35883)).

4.4

Stockholders Agreement, dated May 27, 2019, between Hill Path Capital LP and SeaWorld Entertainment, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 28, 2019 (File No. 001-35883))

4.5†	SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2017 (File No. 001-35883)).

23.1*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table

*	Filed herewith

†	Management or compensatory arrangement

Item 9.	Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orlando, Florida, on August 5, 2022.

SEAWORLD ENTERTAINMENT, INC.

By:	/s/ Marc G. Swanson
	Name:	Marc G. Swanson
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: that the undersigned directors and officers of SeaWorld Entertainment, Inc. hereby constitute and appoint G. Anthony (Tony) Taylor and Marc G. Swanson and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on August 5, 2022.

Signature	Title

/s/ Marc G. Swanson	Chief Executive Officer
Marc G. Swanson	(Principal Executive Officer)

/s/ Michelle F. Adams	Chief Financial Officer and Treasurer
Michelle F. Adams	(Principal Financial and Accounting Officer)

/s/ Ronald Bension	Director
Ronald Bension

/s/ James P. Chambers	Director
James P. Chambers

/s/ William Gray	Director
William Gray

/s/ Timothy J. Hartnett	Director
Timothy J. Hartnett

/s/ Charles Koppelman	Director
Charles Koppelman

/s/ Yoshikazu Maruyama	Director
Yoshikazu Maruyama

/s/ Thomas E. Moloney	Director
Thomas E. Moloney

/s/ Neha Jogani Narang	Director
Neha Jogani Narang

/s/ Scott Ross	Director
Scott Ross

/s/ Kimberly K. Schaefer	Director
Kimberly K. Schaefer